Exhibit 99.1

VerifyMe Reports Second Quarter 2021 Results

•	Added to Russell Microcap Index
•	Strong Cash Position of $11.4 Million at June 30, 2021
•	Successful Completion of SPAC Investment in July 2021

Rochester, NY – Accesswire - August 13, 2021 – VerifyMe, Inc. (NASDAQ: VRME) (“VerifyMe,” “we,” “our,” or the “Company”), a provider of comprehensive brand protection and customer engagement solutions that combine ultra-secure product authentication, track and trace, and customized engagement strategies with industry-leading online retail monitoring capabilities, today announced the Company's financial results for the second quarter ended June 30, 2021 (“Q2 2021”).

Key Financial Highlights for Q2 2021:

•	Revenues of $124 thousand for the three months ended June 30, 2021 increased by 65% compared to $75 thousand for the three months ended June 30, 2020
•	Net loss of $1,358 thousand or ($0.18) fully diluted loss per share for the three months ended June 30, 2021 compared to a net loss of $2,653 thousand or ($1.04) fully diluted loss per share for the three months ended June 30, 2020
•	Adjusted EBITDA, a non-GAAP financial measure, loss of $884 thousand for the three months ended June 30, 2021 compared to an adjusted EBITDA loss of $353 thousand for the three months ended June 30, 2020,

Scott Greenberg, VerifyMe’s Chairman of the Board of Directors, stated, “that although revenues grew by 65% for the quarter ended June 30, 2021 compared to the second quarter of 2020, this revenue growth was below expectations. However, our investment in our sales team is starting to provide the Company with momentum to begin engagements with some of the larger global brand names. We are excited about these opportunities and our strong pipelines over the next twelve months.”

In addition, Scott Greenberg stated, “During the quarter, we successfully utilized a portion of our cash to strategically build shareholder value, as a co-sponsor of a SPAC. This culminated on July 6, 2021 with the closing of a $106,260,000 IPO, including partial exercise of the overallotment option, by our co-sponsored SPAC - G3 VRM Acquisition Corp., commencing trading on NASDAQ under the symbol “GGGVU”. G3 VRM Acquisition Corp. is targeting businesses with enterprise values of approximately $250 million to $500 million within the technology and business services industry. VerifyMe, through the Sponsor Entity beneficially owns approximately 9.42% of the common stock of the SPAC.”

Share Repurchase Program

In November 2020, VerifyMe announced a share repurchase program to spend up to $1.5 million to repurchase shares of its common stock until August 16, 2021. During the second quarter of 2021, VerifyMe repurchased 67,516 shares of common stock at an average share price of $3.37. On August 12, 2021, the Company extended its share repurchase program to expire on August 16, 2022. All other terms and conditions remained the same.

Rebranding and Messaging Campaign

In April 2021, VerifyMe launched a rebranding and messaging campaign to more fully market all of their products and services to include a new website and marketing materials. RainbowSecureTM has now been renamed to VerifyInkTM and when coupled with VerifyMe Authenticate™ and VerifyMe Track & Trace™ product lines, we believe it provides the only covert serialization and authentication solution on HP Indigo (a division of HP, Inc.) variable digital printing systems. Our patented smartphone authenticator device, VerifyAuthenticatorTM is capable of fluorescing, decoding, and verifying invisible VerifyInkTM printed overt and covert codes in the field. This product allows investigators to authenticate product quickly and efficiently throughout the distribution chain, including warehouses, ports of entry, retail locations, and product purchased over the internet. This technology is coupled with a secure cloud-based track and trace software engine which allows brands and investigators to monitor the complete supply chain from product origination to the end user utilizing geolocation mapping and intelligent programable alerts. Brand owners access the VerifyMe Authenticate™ and VerifyMe Track & Trace™ software through a web portal over the Internet. Brand owners can then set rules of engagement, gather rich business intelligence, establish marketing programs for customer engagement and control, monitor and protect their products’ “life cycle.” We have derived minimal revenue from our authentication and track and trace software system and have derived limited revenue from the sale of our VerifyInkTM, VerifyMe Authenticate™ and VerifyMe Track & Trace™ technology.

Financial Results for the Three Months Ended June 30, 2021:

Revenue for the three months ended June 30, 2021 was $124 thousand, a 65% increase as compared to $75 thousand for the three months ended June 30, 2020. The increase in revenue primarily related to increased use of our security printing and authentication serialization technology.

For the three months ended June 30, 2021, three customers represented 97% of revenues.

Gross profit for the three months ended June 30, 2021 was $98 thousand, compared to $62 thousand for the three months ended June 30, 2020. The resulting gross margin was 79% for the three months ended June 30, 2021, compared to 83% for the three months ended June 30, 2020. The decrease in our gross profit margin relates to a shift in product mix, with an increase in the use of our secure track and trace serialization technology. We believe our high gross profit margins demonstrate our business model’s ability to generate profitable growth.

General and administrative expenses increased by $463 thousand to $895 thousand for the three months ended June 30, 2021 from $432 thousand for the three months ended June 30, 2020.  The increase primarily related to increases in non-cash stock-based compensation of $251 thousand, and increased costs associated with being a Nasdaq listed company of approximately $115 thousand, of which $47 thousand related to our annual meeting of shareholders.

Legal and accounting fees increased by $20 thousand to $88 thousand for the three months ended June 30, 2021 from $68 thousand for the three months ended June 30, 2020. The increase relates primarily to the expansion of our accounting department, partially offset by savings in legal fees during the period.

Payroll expenses were $234 thousand for the three months ended June 30, 2021, an increase of $9 thousand from $225 thousand, for the three months ended June 30, 2020. The increase related primarily to increases in salaries and number of employees, offset by a decrease in stock-based compensation of $50 thousand.

Research and development expenses were $12 thousand and $0 for the three months ended June 30, 2021 and 2020, respectively. The increase is due to continued development costs associated with commercialized product lines.

Sales and marketing expenses were $297 thousand and $79 thousand for the three months ended June 30, 2021 and 2020, respectively. The increase primarily related to an expansion of our sales team and marketing outreach. We expanded our sales team to address growing domestic and international opportunities.

Operating loss for the three months ended June 30, 2021 was $1,428 thousand, an increase of $686 thousand compared to $742 thousand for the three months ended June 30, 2020. The increase primarily related to the expansion of our sales team and marketing outreach totaling an increase of approximately $215 thousand, and an increase of stock-based compensation of $204 thousand.

Our net loss decreased by $1,295 thousand to $1,358 thousand for the three months ended June 30, 2021 from $2,653 thousand for the three months ended June 30, 2020. The decrease was primarily due to amortization of debt discount related to our convertible debentures included in interest expense in the second quarter of 2020. The resulting loss per share for the three months ended June 30, 2021 was ($0.18) per diluted share, compared to ($1.04) per diluted share for the three months ended June 30, 2020.

Adjusted EBITDA loss for the three months ended June 30, 2021 was $884 thousand, an increased loss of $531 thousand, compared to $353 thousand for the three months ended June 30, 2020. Adjusted EBITDA is a non-GAAP financial measure. Please see “Use of Non-GAAP Financial Measure for a discussion of this non-GAAP measure. A reconciliation to the most directly comparable GAAP measure, net loss, is included as a schedule to this release.

At June 30, 2021, VerifyMe had a $11.4 million cash balance and 7,435,005 shares issued and 7,360,478 outstanding.

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), is a provider of comprehensive brand protection and customer engagement solutions that combine ultra-secure product authentication, track and trace, and customized engagement strategies with industry-leading online retail monitoring capabilities. VerifyMe’s physical technology authenticates packaging, labels and documents with a suite of proprietary security inks and pigments, which work in conjunction with serialization and track and trace software known as VeriPAS™ that allows both consumers and brand inspectors to verify authenticity with their smartphones. VeriPAS™ is a serialization software system that brand owners access through a web portal to monitor, control and protect their products complete life cycle. To learn more, visit www.verifyme.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements regarding revenue opportunities, the use of our products in additional devices and locations, strategic partnerships, commercialization efforts, our sales pipeline and opportunities, co-sponsorship of G3 VRM Acquisition Corp., our rebranding and messaging campaign, and geographic areas, markets and industries in which we intend to expand our business. The words "believe," "may," “estimate," "continue," "anticipate," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the impact of the COVID-19 pandemic, intellectual property litigation, the successful development of our sales and marketing capabilities, our ability to retain key management personnel, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field. These risk factors and uncertainties include those more fully described in VerifyMe’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Use of Non-GAAP Financial Measures

This press release includes both financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”), as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to and should not be considered as alternatives to any other GAAP financial measures. They may not be indicative of the historical operating results of VerifyMe nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

VerifyMe’s management uses and relies on EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that both management and shareholders benefit from referring to EBITDA and Adjusted EBITDA in planning, forecasting and analyzing future periods. The Company’s management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison. The Company’s management recognizes that EBITDA and Adjusted EBITDA, as non-GAAP financial measures, have inherent limitations because of the described excluded items.

The Company defines EBITDA as net income before income tax expense (benefit), interest expense, depreciation and amortization. Adjusted EBITDA represents EBITDA plus stock-based compensation and the fair value of options, restricted stock awards, restricted stock units, and warrants issued in exchange for services. VerifyMe believes EBITDA and Adjusted EBITDA are important measures of VerifyMe’s operating performance because they allow management, investors and analysts to evaluate and assess VerifyMe’s core operating results from period-to-period after removing the impact of items of a non-operational nature that affect comparability.

A reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measure, net loss, calculated in accordance with GAAP is included in this press release. The Company believes that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between VerifyMe and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

For Licensing or Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

Website: http://www.verifyme.com

Investors:

ClearThink

nyc@clearthink.capital

VerifyMe, Inc.

Balance Sheets

(In thousands, except share data)

	As of
	June 30, 2021	December 31, 2020
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$11,362	$7,939
Accounts Receivable	143	31
Due from related parties	2,952	-
Prepaid expenses and other current assets	120	177
Inventory	54	54
TOTAL CURRENT ASSETS	14,631	8,201

INVESTMENTS
Equity Investment	11	-

PROPERTY AND EQUIPMENT
Equipment for lease, net of accumulated amortization of
$77 and $50 as of June 30, 2021 and December 31, 2020	218	200

INTANGIBLE ASSETS
Patents and Trademarks, net of accumulated amortization of
$337 and $320 as of June 30, 2021 and December 31, 2020, respectively	332	293
Capitalized Software Costs, net of accumulated amortization of
$32 and $20 as of June 30, 2021 and December 31, 2020, respectively	146	80
TOTAL ASSETS	$15,338	$8,774

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and other accrued expenses	$423	$383
TOTAL CURRENT LIABILITIES	423	383

LONG-TERM LIABILITIES
Term Note	$-	$72

TOTAL LIABILITIES	$423	$455

STOCKHOLDERS' EQUITY
Series A Convertible Preferred Stock, $.001 par value, 37,564,767 shares authorized; 0 shares issued and outstanding as of June 30, 2021 and
0 shares issued and outstanding as of December 31, 2020	-	-

Series B Convertible Preferred Stock, $.001 par value; 85 shares
authorized; 0.85 shares issued and outstanding as of June 30, 2021 and	-	-
December 31, 2020, respectively

Common stock, $.001 par value; 675,000,000 authorized; 7,435,005 and 5,603,888 issued, 7,360,478 and 5,596,877 shares outstanding as of June 30, 2021 and December 31, 2020, Respectively	7	6

Additional paid in capital	85,495	76,099

Treasury stock as cost; 74,527 and 7,011 shares at June 30, 2021 and December 31, 2020, Respectively	(341)	(113)

Accumulated deficit	(70,246)	(67,673)

STOCKHOLDERS' EQUITY	14,915	8,319

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$15,338	$8,774

The accompanying notes are an integral part of these unaudited financial statements.

VerifyMe, Inc.

Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three months ended		Six months ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

NET REVENUE
Sales	$124	$75	$312	$167
				-
COST OF SALES	26	13	69	30

GROSS PROFIT	98	62	243	137

OPERATING EXPENSES
General and administrative (a)	895	432	1,684	970
Legal and accounting	88	68	214	137
Payroll expenses (a)	234	225	427	319
Research and development	12	-	17	-
Sales and marketing (a)	297	79	544	122
Total Operating expenses	1,526	804	2,886	1,548

LOSS BEFORE OTHER INCOME (EXPENSE)	(1,428)	(742)	(2,643)	(1,411)

OTHER INCOME (EXPENSE), NET
Interest expenses, net	-	(1,911)	-	(2,054)
Loss on extinguishment of debt	-	-	-	(280)
Payroll Protection Program Debt Forgiveness	70	-	70	-
TOTAL OTHER INCOME (EXPENSE), NET	70	(1,911)	70	(2,334)

NET LOSS	$(1,358)	$(2,653)	$(2,573)	$(3,745)

LOSS PER SHARE
BASIC	$(0.18)	$(1.04)	$(0.37)	$(1.56)
DILUTED	$(0.18)	$(1.04)	$(0.37)	$(1.56)

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING
BASIC	7,391,864	2,549,844	6,991,690	2,394,948
DILUTED	7,391,864	2,549,844	6,991,690	2,394,948

(a)	Includes share-based compensation of $569 and $1,007 for the three and six months ended June 30, 2021, respectively, and $365 and $688 for the three and six months ended June 30, 2020, respectively.

 VerifyMe, Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six months ended June 30,

ADJUSTED EBITDA (Non-GAAP)	2021	2020	2021	2020

Net loss	$(1,358)	$(2,653)	$(2,573)	$(3,745)

Interest expenses, net	-	1,911	-	2,054

Loss on extinguishment of Debt	-	-	-	280
Payroll Protection Program Debt Forgiveness	(70)	-	(70)	-
Amortization and depreciation	32	24	55	47

Total EBITDA (Non-GAAP)	(1,396)	(718)	(2,588)	(1,364)

Adjustments:

Stock based compensation	13	10	23	50

Fair value of options issued in exchange for services	-	267	85	485

Fair value of restricted stock and restricted stock units issued in exchange for services	499	34	842	99

Fair value of warrants in exchange for services	-	54	-	54

Total Adjusted EBITDA (Non-GAAP)	$(884)	$(353)	$(1,638)	$(676)